Exhibit 10.9

EXECUTION VERSION

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 1st day of August, 2012 (the “Effective Date”), by American West Potash LLC, a Delaware limited liability company (“AWP”) for the benefit of The Karlsson Group, Inc., an Arizona corporation (“Karlsson”) with reference to the following facts and intentions:

RECITALS:

A.                                    Pursuant to that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), Karlsson has agreed to sell its membership interests in AWP to Prospect Global Resources, Inc., a Delaware corporation (“Borrower”).

B.                                    Part of the purchase price payable to Karlsson pursuant to the Purchase Agreement is evidenced by that certain Promissory Note, dated as of the Effective Date, made by Borrower in favor of Karlsson in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) (as the same may be amended, renewed, increased, reduced or otherwise modified from time to time, the “Note”).

C.                                    AWP has a unity of economic interest with Borrower and will benefit from the Purchase Agreement, and it is in AWP’s interest that Borrower issues the Note to Karlsson.

D.                                    AWP has guaranteed the payment of the Note and the performance of all of Borrower’s other obligations under the Purchase Agreement pursuant to the terms of the Guaranty in favor of Assignee of even date herewith (the “Guaranty”).

E.                                     AWP has secured the payment of the Note and the payment and performance of AWP’s obligations under the Guaranty in part pursuant to, among other things, a first priority Deed of Trust, Assignment of Production and Proceeds, Security Agreement, Fixture Filing and Financing Statement dated as of the Effective Date and recorded concurrently herewith (the “Deed of Trust”).  All of the interests and estates in real property described in the Deed of Trust are referred to herein collectively as the “Real Estate” and set forth on Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AWP agrees as follows:

1.                                      Defined Terms.  As used in this Agreement, the following terms shall have the meanings hereafter ascribed to them:

a.                                      “Affiliates” of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

b.                                      “Hazardous Materials” shall mean any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Environmental Laws, as defined below, including, but not limited to, air pollutants, water pollutants, wastewater, pesticides, herbicides, fertilizer, mold, asbestos, radon or other health or environment threatening substances; provided, however, that “Hazardous Materials” shall not include any materials, substances or products used in the ordinary course of AWP’s potash mining operations on the Real Estate which are used and stored in accordance with all applicable Environmental Laws.

c.                                       “Environmental Laws” shall mean and include all federal, state and local laws including statutes, regulations, ordinances and other governmental restrictions and requirements and common law relating to the presence, discharge or remediation of air pollutants, water pollutants or process wastewater or otherwise relating to the protection of human health, the environment, toxic or hazardous substances, pesticides, herbicides, fertilizer, mold, asbestos or radon, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act, the Federal Occupational Safety and Health Act (“OSHA”), the Federal Emergency Planning and Community Right to Know Act, the Federal Mine Safety Act, the Federal Safe Drinking Water Act, regulations of the Environmental Protection Agency, Nuclear Regulatory Agency and any other federal agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

d.                                      “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

e.                                       “Note Documents” shall mean the Note, Deed of Trust, this Agreement and all other documents executed by Borrower to secure payment of the Note as provided in the Purchase Agreement, as the same may be amended, modified or renewed from time to time.

f.                                        “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

2.                                      Representations and Warranties.  AWP represents, warrants and covenants that:

a.                                      Except as provided in that certain due diligence update as of July 30, 2012 provided by Jonathan Bloomfield to Michael Stone (the “Diligence Update”), to AWP’s actual knowledge, there are no conditions existing currently or that are known will exist during the term of the Note which would subject AWP to damages, penalties, fines, injunctive relief or cleanup or other costs or expenses under any Environmental Laws or which would require cleanup, remedial action or other response pursuant to Environmental Laws.

b.                                      AWP is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws and to AWP’s actual knowledge, it has not been named or listed as a potentially responsible party by any Governmental Authority in a matter arising under any Environmental Laws.

The foregoing warranties and representations shall be true and correct as of the Effective Date and shall remain true and correct throughout the term of the Note and, for such purpose, the term “Environmental Laws” shall be deemed to include such laws and any amendments thereof from time to time in effect.  AWP shall be personally liable for damages incurred by Karlsson or any of the Karlsson Indemnified Parties (as defined below) as a result of a breach of any of the foregoing warranties and representations.

3.                                      Covenants.  While any part of the principal of or interest on the Note remains unpaid, AWP shall and shall cause its sublessees, licensees and other occupants granted rights to use or occupy the Real Estate by AWP and all employees, agents, servants and contractors of AWP that conduct activities upon or provide services at or to the Real Estate (together “AWP Authorized Persons” and individually, an “AWP Authorized Person”):

a.                                      Timely to comply with all applicable Environmental Laws and all permits, licenses and approvals required under any Environmental Laws with respect to the Real Estate; provided, however, that such compliance shall not be required so long as AWP or an AWP Authorized Person shall (a) cause the validity or applicability thereof to be contested in good faith and with due diligence at no expense to Karlsson, by appropriate legal proceedings which shall have the effect of preventing the immediate enforcement of the same against the Real Estate; and (b) pending the outcome of such legal proceedings, cause Karlsson to receive such security as may be reasonably requested by Karlsson to ensure compliance with all Environmental Laws and all potential interest and maximum penalties.

b.                                      To remain in compliance with all permits, licenses and approvals required under any Environmental Laws with respect to the Real Estate;

c.                                       To provide Karlsson, immediately upon receipt by AWP or an AWP Authorized Person, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging violation of any Environmental Law applicable to the Real Estate by AWP or an AWP Authorized Person, or asserting or alleging a circumstance or condition which may require a financial contribution or a cleanup, remedial action or other response applicable to the Real Estate by AWP or an AWP Authorized Person under Environmental Laws.

d.                                      To advise Karlsson in writing as soon as AWP has actual knowledge of any condition or circumstance which makes any of the representations or warranties contained herein incomplete or inaccurate.

e.                                       To include in all subleases, licenses, or other agreements for the use of all or any part of the Real Estate a covenant from the sublessee, licensee or occupant of the Real Estate (a) to not violate any Environmental Laws or permit the storage, disposal or discharge of any Hazardous Materials on the Real Estate; and (b) to indemnify and hold AWP and Karlsson harmless for, from and against all losses, costs, expenses (including but not limited to reasonable attorneys’ fees and all court costs) or damages of any kind arising from a breach of that covenant by the sublessee, licensee or occupant.

f.                                        Promptly to undertake and diligently pursue to completion any legally required remedial containment or cleanup action in the event of any release or discharge or threatened release or discharge of any Hazardous Materials by AWP or an AWP Authorized Person on, upon, into or from the Real Estate.

g.                                       To maintain and retain complete and accurate records of their releases, discharges or other use, handling, storage, disposal or transport of any Hazardous Materials on, onto, into or from the Real Estate, including without limitation, records of the quantity and type of any such substance disposed of, on or off of the Real Estate, as required by Environmental Laws, and to allow Karlsson and its representatives to examine and copy all such books and records at all times following at least 72 hours prior written notice from Karlsson and during normal business hours of AWP or the AWP Authorized Person, as applicable.

h.                                      To allow Karlsson and its representatives to enter the Real Estate and perform an environmental assessment (including inspection and sampling) as Karlsson, in the exercise of its sole and absolute discretion and following at least thirty (30) days’ advance notice to AWP, deems necessary to assess the condition of the Real Estate and compliance with the provisions of this Agreement and to test for the presence of Hazardous Materials.  AWP shall promptly reimburse Karlsson for its reasonable out-of-pocket expenses, including, e.g., consultant fees and expenses, incurred in connection with the performance of the environmental assessment provided that the assessment reveals material noncompliance by AWP or an AWP Authorized Person with the provisions of this Agreement.  Notwithstanding the provisions of this Section 3 (h), Karlsson may not conduct an environmental assessment (i) more frequently than once in any twelve (12) month period following the Effective Date unless AWP or an AWP Authorized Person receives a notice of violation of any Environmental Laws from a Governmental Authority during such period, (ii) all reports regarding environmental assessments conducted by Karlsson shall be written in a manner that allows both AWP and Karlsson to rely on the assessments, (iii) Karlsson shall promptly provide to AWP a copy of any assessment reports received by Karlsson and (iv) Karlsson shall conduct all environmental assessments in a manner that does not unreasonably interfere with or disrupt AWP’s potash mining operations on the Real Estate and shall coordinate all such assessments and related testing with AWP.

4.                                      Indemnification for Environmental Matters.  AWP hereby agrees, to indemnify, defend and hold harmless Karlsson, its Affiliates and each of their respective officers, directors, employees, agents, consultants, attorneys, and contractors (collectively, the “Karlsson Indemnified Parties”) for, from and against any and all losses, liabilities, damages, fines, penalties, costs and expenses of every kind and character, including their reasonable attorneys’ fees and all court costs, incurred and expended, and occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions including any administrative or judicial proceedings and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Person whatsoever arising out of or related to: (a) the breach of any representation, warranty or covenant of AWP set forth in this Agreement; or (b) the failure of AWP or any AWP Authorized Person that conducts activities upon or provides services at or to the Real Estate to perform any material covenant or obligation under this Agreement; or (c) the  construction, occupancy, operation or use of the Real Estate by AWP; and (d) the costs of correcting the conditions identified in the Diligence Update.  The provisions of this Section 4 shall be in addition to and not in limitation of the provisions of the Deed of Trust and any other obligations and liabilities that AWP may have to Karlsson or any of the Karlsson Indemnified Parties under applicable statutes or at common law and shall survive the term of this Agreement as provided in Section 9.

Notwithstanding the foregoing provisions of this Section 4, the obligations of AWP set forth in this Section 4 shall not extend to any losses, liabilities, injuries, damages, fines, penalties, costs and expenses as a result of any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings and any remedial, removal or response actions, related to, arising out of, resulting from or caused by (a) the acts or omissions of Karlsson or its Affiliates or their respective contractors, directors, officers, employees or agents on the Real Estate for which Karlsson shall indemnify, defend, release and hold harmless AWP and each of its officers, directors, employees, agents, consultants, attorneys, contractors and Affiliates and AWP Authorized Persons for, from and against any and all losses, liabilities, damages, fines, penalties, costs and expenses of every kind and character, including reasonable attorneys’ fees and all court costs, incurred and expended by AWP and such Persons; or (b) the breach of any representations, warranties, covenants or agreements of Karlsson set forth in the Purchase Agreement.  Nothing in this Section 4 shall limit the reservation of any claims of AWP against Karlsson as described in the Purchase Agreement.

5.                                      Notice of Violations.  AWP shall promptly give Karlsson written notice of its actual knowledge of the occurrence of any matter which would cause any of the representations, warranties and covenants not to remain true and correct on a continuing basis.  AWP shall not, and shall not permit any other party to, engage in any additional activities at the Real Estate if to do so would violate any of the terms of this Agreement; provided, however that AWP shall have no obligations pursuant to this Section 5 for the actions or omissions of Karlsson, its Affiliates or any third parties engaged in activities on the Real Estate other than AWP Authorized Persons.

6.                                      Karlsson’s Rights.  Karlsson shall have no obligation to exercise any of its rights under this Agreement and if Karlsson chooses to exercise its rights, it will not by doing so assume any duty or liability to AWP or anyone else except as provided in this Agreement.  Karlsson is reserving its rights solely to protect its own interest.

7.                                      Remediation.  If at any time AWP or any Governmental Authority having jurisdiction determines that the Real Estate or AWP’s use of the Real Estate is not in compliance with any Environmental Law, AWP shall promptly give Karlsson written notice of that fact with full particulars and AWP, at its sole expense, shall promptly begin and diligently complete remediation in a manner which complies with Environmental Laws and which is acceptable to the Governmental Authority; provided however that AWP shall have no obligations pursuant to this Section 7 for the actions or omissions of Karlsson, its Affiliates or any third parties engaged in activities on the Real Estate other than AWP Authorized Persons.

8.                                      General Provisions.

a.                                      Liability.  AWP shall be fully, unconditionally, irrevocably, and personally liable for all of its obligations hereunder, notwithstanding any exculpatory clauses of any kind contained in any of the Note Documents.

b.                                      Default.  Karlsson shall provide AWP with written notice of any claim that AWP has failed to comply with any provision, representation, warranty or covenant under this Agreement and the opportunity to cure the same as expressly provided in the Note. Failure of AWP to timely cure any failure to comply with a provision, representation, warranty, or covenant under this Agreement, within the applicable grace period specified in the Note, shall constitute a breach of this Agreement and shall give Karlsson the right to avail itself of any and all remedies under the Note Documents.  Furthermore, failure by Karlsson to object to any action of AWP shall in no way be construed as an express or implied approval by Karlsson of such action.

c.                                       Costs and Expenses.  AWP agrees to pay, upon demand, all of Karlsson’s reasonable costs and expenses incurred in connection with the enforcement of this Agreement.  Karlsson may engage a third party to enforce this Agreement, and AWP shall pay the costs and expenses of such enforcement.  Costs and expenses include, but are not limited to, reasonable consultants’ fees, Karlsson’s reasonable attorneys’ fees and legal expenses whether or not a lawsuit is filed, including without limitation reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, and all court costs and such additional reasonable fees as may be directed by the court.

d.                                      Binding Nature.  The obligations, duties, agreements, covenants, and liabilities of AWP under this Agreement shall be binding upon and be enforceable against AWP and its successors, and assigns.

e.                                       Secured Obligations.  All liabilities and obligations of AWP under this Agreement are secured by the Deed of Trust.

f.                                        Governing Law.  This Agreement will be governed by federal law applicable to Karlsson and, to the extent not preempted by federal law, the laws of the State of Arizona without regard to its conflicts of law provisions.

g.                                       CHOICE OF VENUE, SERVICE OF PROCESS.  AWP HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY AWP AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED, AT KARLSSON’S SOLE AND ABSOLUTE DISCRETION, IN ANY SUPERIOR COURT OF THE STATE OF ARIZONA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA.  AWP HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY KARLSSON IN SUCH COURT.  AWP WAIVES ANY CLAIM THAT SUCH STATE COURT OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.  THE EXCLUSIVE CHOICE OF FORUM FOR AWP SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY KARLSSON, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY KARLSSON, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND AWP HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

h.                                      WAIVER OF RIGHT TO JURY TRIAL.  AWP AND KARLSSON (BY ACCEPTING THIS AGREEMENT), HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER KARLSSON AGAINST AWP, OR BY AWP AGAINST KARLSSON.

i.                                          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered U.S. mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective party at the following addresses (or at such other address for the party as shall be specified in a notice given in accordance with this Section.

If to Assignee:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, CA 90291
Facsimile: 310-933-0262
E-mail:sevenciel@ca.rr.com
Attention: Michael Stone

with a copy, which shall not
constitute notice, to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile: 215-689-1504
E-mail:weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

If to AWP:	Prospect Global Resources, Inc.
1621 18th Street, Suite 260
Denver, CO 80202
Facsimile: 720-294-0402
E-mail:PAvery@prospectGRI.com
Attention: Mr. Pat Avery

with a copy, which shall not
constitute notice, to:	Eisner, Kahan & Gorry, P.C.
9601 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90210
Facsimile: 310-855-3201
E-mail:meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

9.                                      Survival.  Following full payment of the Note, AWP’s obligations under this Agreement shall survive for a period of two years.  The representations, warranties, covenants, and agreements contained herein and the obligations of AWP to indemnify Karlsson and the Agents for, from and against the expenses, damages, losses, costs, damages and liabilities set forth herein shall survive: (i) payment and satisfaction of the Note; (ii) any transfer of the Real Estate, voluntarily or involuntarily, (iii) the foreclosure of any liens on any of the Real Estate by Karlsson or a third party or the conveyance thereof by deed in lieu of foreclosure (and shall not be limited to the amount of any deficiency in any foreclosure sale of the Real Estate), and (iv) all other indicia of the termination of the relationship between AWP and Karlsson for a  period of two years following full payment of the Note.

IN WITNESS WHEREOF, AWP has executed this Agreement as of the date set forth above.

AWP

AMERICAN WEST POTASH LLC,
a Delaware limited liability company

By:	/s/ Wayne Rich
Wayne Rich, as Manager

State of California	)
) ss.
County of Los Angeles		)

On                                                before me,                                                                   , a notary public, personally appeared                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

Real Estate

PARCEL NO. 1

ALL OIL, GAS AND MINERALS RIGHTS LOCATED IN SECTIONS 27, 29, 31, 33 AND 35, TOWNSHIP 17 NORTH, RANGE 25 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, APACHE COUNTY, ARIZONA DESCRIBED AS FOLLOWS:

AN UNDIVIDED 2/3 INTEREST IN AND TO ALL OF THE OIL, GAS AND MINERAL RIGHTS, AS GRANTED TO THEO SPURLOCK AND W. H. SPURLOCK, BY ASSIGNMENT RECORDED IN BOOK 6, OF MISCELLANEOUS RECORDS, PAGES 189-190, RECORDS OF APACHE COUNTY, ARIZONA; AND

BALANCE OF OIL, GAS AND MINERAL RIGHTS NOT HERETOFORE RESERVED AS RESERVED BY ARZA L. GREER AND ANNE S. GREER, HIS WIFE, IN DEEDS TO PHOENIX TITLE AND TRUST COMPANY, AS TRUSTEE, RECORDED NOVEMBER 2, 1959 IN BOOK 34 OF OFFICIAL RECORDS, PAGES 525-527 (AFFECTS SECTIONS 27, 29, 31 AND 33) AND RECORDED NOVEMBER 20, 1959 IN BOOK 35 OF OFFICIAL RECORDS, PAGE 106 (AFFECTS SECTION 35), RECORDS OF APACHE COUNTY, ARIZONA, AND THEREAFTER MINERAL RIGHTS WERE CONVEYED IN DOCKET 437, PAGES 408, 411 AND 413, RECORDS OF APACHE COUNTY, ARIZONA;

EXCEPT FOR PETRIFIED WOOD, ARTIFACTS AND FOSSILS IN ANY AND ALL PRIVATE MINERAL SECTIONS AS ASSIGNED IN DOCUMENT NO. 2010-007258.

PARCEL NO. 2

ALL MINERALS NOT PREVIOUSLY CONVEYED OR RESERVED INCLUDING BUT NOT LIMITED TO COAL, URANIUM, THORIUM OR ANY OTHER MATERIAL WHICH ARE OR MAY BE DETERMINED TO BE PECULIARLY ESSENTIAL TO THE PRODUCTION OF FISSIONAL MATERIALS, WHETHER OR NOT OF COMMERCIAL VALUE, LOCATED IN SECTIONS 30 AND 34, TOWNSHIP 17 NORTH, RANGE 25 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, APACHE COUNTY, ARIZONA AS SET FORTH IN DOCKET 68, PAGE 144;

EXCEPTING AND RESERVING UNTO THE UNITED STATES ALL OF THE OIL AND GAS IN SAID LANDS, TOGETHER WITH THE RIGHT TO PROSPECT FOR, MINE AND REMOVE THE SAME PURSUANT TO THE PROVISIONS AND LIMITATIONS OF THE ACT OF JULY 17, 1914 (38 STAT. 509), AS SET FORTH IN THE PATENT TO SAID LAND, RECORDED AS DOCKET 29, PAGE 9 AND IN DOCKET 29, PAGE 11, RECORDS OF APACHE COUNTY, ARIZONA;

AND EXCEPT FOR PETRIFIED WOOD, ARTIFACTS AND FOSSILS IN ANY AND ALL PRIVATE MINERAL SECTIONS AS ASSIGNED IN DOCUMENT NO. 2010-007258.

PARCEL NO. 3

ALL MINERAL AND MINERAL RIGHTS IN, ON OR UNDER SAID LAND INCLUDING BUT NOT LIMITED TO COAL, URANIUM, THORIUM, HELIUM OR ANY OTHER MATERIALS WHICH ARE OR MAY BE DETERMINED TO BE ESSENTIAL IN THE PRODUCTION OF FISSIONABLE MATERIALS LOCATED IN SECTION 25, TOWNSHIP 17 NORTH, RANGE 25 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, APACHE COUNTY, ARIZONA, AS RESERVED IN DOCKET 143, PAGE 510 AND THEREAFTER MINERAL RIGHTS WERE CONVEYED IN DOCKET 437, PAGES 408, 411 AND 413, RECORDS OF APACHE COUNTY, ARIZONA;

EXCEPT ALL THE OIL, GAS IN SAID LAND AS RESERVED BY THE UNITED STATES IN THE RECORDED PATENT TO SAID LAND;

AND EXCEPT FOR PETRIFIED WOOD, ARTIFACTS AND FOSSILS IN ANY AND ALL PRIVATE MINERAL SECTIONS AS ASSIGNED IN DOCUMENT NO. 2010-007259.

Spurlock/Lucking Group Mineral Lease effective July 27, 2011 among American West Potash, LLC as Lessee, and James Marlin Gale, Evelyn W. Lucking, David Glen Spurlock, Ransom Theodore Spurlock, Robert H.W.W. Spurlock, Vincent Pride Spurlock, and Nancy Elizabeth Winn, as Lessors.  A Memorandum of Lease is recorded at Document 2011-005754 of the Apache County, Arizona records.  The lands affected by the Spurlock/Lucking Group Mineral Lease are:

Township 17 North, Range 25 East, G.S.R.M.

All of Sections 1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, and 23

Township 17 North, Range 26 East, G.S.R.M.

All of Sections 1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, 23

25, 27, 29, 31, 33, and 35

Township 18 North, Range 26 East, G.S.R.M.

All of Sections 1, 3, 9, 11, 13, 15, 21, 23, 25, 27; 31, 33, and 35;

Section 29: SE¼;

Section 34: SW¼NW¼

Township 19 North, Range 26 East, G.S.R.M.

All of Sections 13, 21, 23, 25, 27, 33, and 35

Township 20 North, Range 26 East, G.S.R.M.

Section 21: S½;

Section 22: S½;

Section 23: Portion lying south of the Atchison, Topeka, & Santa Fe Railroad;

Section 27: Portion lying north of the Atchison, Topeka, & Santa Fe Railroad;

Section 28: NE¼, E½NW¼, NE¼SW¼;

Section 29: Portion lying south of Interstate 40;

All of Section 31;

Section 33: Portion lying north and west of the Rio Puerco

Hortenstine Group Mineral Lease effective July 27, 2011 among American West Potash, LLC as Lessee, and PAP & POP Family Ltd. and 3MKJ, LP, Texas Limited Partnerships, as Lessors.  A Memorandum of Lease is recorded at Document 2011-005753 of the Apache County, Arizona records.  The lands affected by the Hortenstine Group Mineral Lease are:

Township 18 North, Range 25 East, G.S.R.M.

All of Sections 1, 3, 5, 9, 11, 13, 15, 17, 21, 23, 25, 27, 29, 33 and 35

Township 19 North, Range 25 East, G.S.R.M.

All of Sections 13, 23, 25, 27, 33 and 35;

Sections 1, 11, 15 and 21: portions lying south and east of the thread of the stream of the Rio Puerco of the West and lying south of the southern limit of the right-of-way of the Atlantic and Pacific Railroad;

Section 12:  S½NW¼, W½SW¼

Township 18 North, Range 26 East, G.S.R.M.

All of Sections 5, 7, 17 and 19;

Section 29: N½, SW¼

Township 19 North, Range 26 East, G.S.R.M.

All of Sections 3, 5, 7, 9, 11, 15, 17, 19, 29 and 31

Township 20 North, Range 26 East, G.S.R.M.

All of Section 35;

Section 33: portion lying south and east of the thread of the stream of the Rio Puerco of the West and lying south of the southern limit of the right-of-way of the Atlantic and Pacific Railroad